UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2018

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01

Other Events

On September 5, 2018, Social Reality, Inc. (the “Company”) announced that it will issue a stock dividend right.

On September 14, 2018, the Company updated the status of the dividend right by providing additional details as to the Special Dividend (as defined below).

The Company’s Class A common stock as well as certain holders of the Company’s common stock equivalents, will receive at no charge, a non-transferable right to receive a special dividend (also at no charge), if and when declared, consisting of such number and designation of Bigtoken, Inc.’s (the Company’s subsidiary) securities (the “Special Dividend”) as determined by the Company’s management in their sole discretion (“Dividend Right”). The record date for holders entitled to receive the Dividend Right is September 17, 2018 at 5:00 p.m. Eastern Time.

The Special Dividend is anticipated to (i) be an analog security, not a cryptocurrency, (ii) be a fractional non-voting security and (iii) participate only in the revenue of the BIGtoken platform, if and when generated, subject to further dilution when BIGtoken as capitalized.

A copy of the update press release is attached to this report as Exhibit 99.01.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Press Release Dated September 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 14, 2018	Social Reality, Inc.

/s/ Christopher Miglino
By: Christopher Miglino
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release Dated September 14, 2018